                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  Form 8-K/A-1

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934


Date of Report:           FEBRUARY 19, 1998
               ---------------------------------------------------------
                  (Date of earliest event reported)

                         Commission File Number 1-12486
                                                -------

                      ASSOCIATED ESTATES REALTY CORPORATION
             (Exact name of registrant as specified in its charter)




                                       OHIO                                                    34-1747603
--------------------------------------------------------------------------------     ---------------------------
                          (State or other Jurisdiction of                                     (IRS Employer
                           Incorporation or organization)                                     Identification
                                                                                                 Number)


                    5025 SWETLAND COURT, RICHMOND HEIGHTS, OHIO                                44143-1467
--------------------------------------------------------------------------------     ---------------------------
                     (Address of Principal Executive Offices)                                  (Zip Code)

                                 (216) 261-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5:  OTHER EVENTS

The Proposed Acquisition of Multi-family Real Estate Properties in Development
------------------------------------------------------------------------------

         In connection with the merger agreement with MIG Realty Advisors, Inc. ("MIGRA"), as described in the Form 8-K dated February 19, 1998, Associated Estates Realty Corporation ( the "Company") has elected, subject to the satisfaction of certain conditions, to acquire the general and certain of the limited partnership interests in the partnerships that own two multi-family properties in development known as Windsor Pines Apartments and Windsor at Kirkman Apartments (collectively the "Developments"). The aggregate purchase price for the interests in the partnerships that own the Developments is approximately $56.7 million.

The Developments are further described as follows:

                                        Limited                                    Number of
       Property                       Partnership*                    Location      Suites**
       --------                       ------------                    --------      --------
Windsor Pines Apartments        MIG/Pines Development, Ltd.      Pembroke, Florida     368
Windsor at Kirkman Apartments   MIG/Orlando Development, Ltd.    Orlando, Florida      460

  * current owner
 ** number of suites upon completion of construction

         The Company has entered into a Contribution and Partnership Interest Agreement (the "Contribution Agreement") with certain MIGRA stockholders (the "MIGRA Stockholders"), and certain MIGRA affiliates (the "Non-MIGRA Stockholders") and MIG Development Company, a Florida corporation ("MIG Development") pursuant to which the Company was granted the right to indirectly acquire from the MIGRA Stockholders and the Non-MIGRA Stockholders certain limited partnership interests in (a) MIG/Pines Development, Ltd., a Florida limited partnership and (b) MIG/Orlando Development, Ltd., a Florida limited partnership (collectively referred to as the "Development Partnerships").

         The MIGRA Stockholders are (a) general partners in HP Advisors, a Florida general partnership (the "HP Partnership") and (b) limited partners in one or more of the Development Partnerships. The Non-MIGRA Stockholders are (a) limited partners in each of the Development Partnerships and (b) principals of MIG Development. MIG Development is the general partner of each of the Development Partnerships.

         Pursuant to the terms of the Contribution Agreement, the Company, the MIGRA Stockholders, the Non-MIGRA Stockholders and MIG Development have agreed to (a) (i) convert the HP Partnership into a Florida limited partnership having the name AERC HP Advisors Limited Partnership (the "New HP Partnership"), (ii) admit the MIGRA Stockholders and certain of the Non-MIGRA Stockholders as limited partners of the New HP Partnership and (iii) admit the Company as a general partner of the New HP Partnership and (b) provide for (i) the New HP Partnership to acquire some or all of the limited partnership interests in the Development Partnerships and (ii) provide for the Company or its subsidiary to acquire from MIG Development all of the general partnership interests in one or more of the Development Partnerships.

         In consideration for the contribution or sale of the foregoing partnership interests (a) MIG Development will receive approximately $111,000 in cash, (b) the MIGRA Stockholders will receive one or more of five classes of limited partnership interests in the New HP Partnership and (c) the Non-MIGRA Stockholders will receive either cash or a certain class of limited partnership interests in the New HP Partnership. The limited partnership interests may become exchangeable for either restricted common shares of the Company or cash, at the Company's election. The limited partners will have rights to cash flow distributions under the terms of the partnership agreement of the New HP Partnership.

         In determining the price to be paid for the interests in the partnerships that own the Developments, the Company considered, as applicable, the expected cash flow from the Developments, the nature of the occupancy trends and terms of the leases in place, expected operating costs and taxes, the physical condition of the Developments, the potential to increase their cash flow and other factors. The Company also considered the capitalization rates at which it believes apartment properties have recently sold, but determined the prices it was willing to pay for the Developments primarily based on the factors discussed above. No independent appraisals were performed in connection with the acquisitions.

         There can be no assurances, however, that the Company will be successful in its attempts to acquire the interests in the partnerships that own the Developments currently under contract.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements
--------------------

         This Form 8-K/A is being filed for the purpose of updating certain historical financial information for the period ended March 31, 1998 (unaudited) relating to the Company's proposed merger with MIGRA and the acquisition of the management operations of certain affiliated companies, collectively referred to as "MIG Companies" and the proposed acquisition of the MIG REIT Properties. The pro forma financial information, as presented herein has also been updated as of and for the period ended March 31, 1998 and to reflect additional information obtained relating to certain pro forma adjustments relating to the year ended December 31, 1997.

         This report includes (i) unaudited consolidated financial statements for the three months ended March 31, 1998 and 1997 for MIG Residential REIT, Inc. ("MIG REIT"), (ii) unaudited combined financial statements for the three months ended March 31, 1998 and 1997 for MIG Companies, presented herein as the financial statements of the MIGRA Operations, (iii) audited consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 for MIG REIT, and (iv) audited combined financial statements for the year ended December 31, 1997 for MIG Companies, presented herein as the financial statements of the MIGRA Operations, along with unaudited combined financial statements for the years ended December 31, 1996 and 1995.

         The proposed merger with MIGRA and the proposed acquisition of the MIG REIT Properties were previously reported on the Company's Form 8-K dated February 19, 1998.

           The financials of MIG REIT are presented herein as the financial statements of the Proposed Acquisition Properties. MIG REIT owns the eight operating properties being acquired by the Company. The related proforma financial information presented herein adjusts the MIG REIT historical financial statements for the operations not being acquired, principally those operations equivalent to a holding company.

         Audited statements of revenue and certain expenses for the year ended December 31, 1997 for the Development Properties are not presented because the properties were either under development and/or in the lease-up phase and, accordingly, the related operating information of the properties would not be meaningful.

Pro Forma Financial Information (Unaudited)

         Unaudited pro forma financial information of the Company, adjusted for the Proposed Acquisition Properties, the MIGRA Operations and certain other transactions as described herein is presented as follows:

           *      Condensed Balance Sheet as of March 31, 1998;

           * Condensed Statement of Operations for the three months ended March 31, 1998;

           * Condensed Statement of Operations for the year ended December 31, 1997; and

           * Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available.

Exhibits


         23.01    Consent of Ernst & Young LLP

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                           Associated Estates Realty Corporation


Date:                                      /s/ Dennis W. Bikun
------------------------------------       -------------------------------------
                                           Dennis W. Bikun
                                           Chief Financial Officer & Treasurer
                                             Chief Accounting Officer

                      ASSOCIATED ESTATES REALTY CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

PROPOSED ACQUISITIONS
       MIG RESIDENTIAL REIT, INC.
       Consolidated Financial Statements
          Report of Independent Certified Public Accountants                                      F-2
            Consolidated Balance Sheets as of March 31, 1998 (unaudited)
              and December 31, 1997 and 1996                                                      F-3
            Consolidated Statements of Income for the periods ended
              March 31, 1998 (unaudited) and 1997 (unaudited) and
              December 31, 1997, 1996 and 1995                                                    F-4
            Consolidated Statements of Shareholders' Equity for the
              periods ended March 31, 1998 (unaudited) and December 31,
              1997, 1996 and 1995                                                                 F-5
            Consolidated Statements of Cash Flows for the periods ended
              March 31, 1998 (unaudited) and 1997 (unaudited) and
              December 31, 1997, 1996 and 1995                                                    F-6
            Notes to Consolidated Financial Statements                                            F-8

       MIG COMPANIES
       Combined Financial Statements
          Report of Independent Certified Public Accountants                                      F-14
            Combined Balance Sheets as of March 31, 1998 (unaudited),
              December 31, 1997 and 1996 (unaudited)                                              F-15
            Combined Statements of Operations for the periods
              ended March 31, 1998 (unaudited) and 1997 (unaudited) and
              December 31, 1997, 1996 (unaudited) and 1995 (unaudited)                            F-16
            Combined Statements of Shareholders' Equity for
              the periods ended March 31, 1998 (unaudited)
              and December 31, 1997, 1996
              (unaudited) and 1995 (unaudited)                                                    F-17
            Combined Statements of Cash Flows for the periods
              ended March 31, 1998 (unaudited) and 1997 (unaudited) and
              December 31, 1997, 1996 (unaudited) and 1995 (unaudited)                            F-18
            Notes to Combined Financial Statements                                                F-20

ASSOCIATED ESTATES REALTY CORPORATION
  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

            Condensed Balance Sheet as of March 31, 1998                                          F-26
            Condensed Statement of Operations for the period
             ended March 31, 1998                                                                 F-32
            Condensed Statement of Operations for the period
             ended December 31, 1997                                                              F-36
            Estimated Twelve-Month Pro Forma Statement of Taxable
             Net Operating Income and Oprating Funds Available                                    F-39
39


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
MIG Residential REIT, Inc.

     We have audited the accompanying consolidated balance sheets of MIG Residential REIT, Inc. (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MIG Residential REIT, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                            /s/ Ernst & Young LLP

West Palm Beach, Florida
January 28, 1998

                           MIG RESIDENTIAL REIT, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31
                                                                    ---------------------------
                                                      MARCH 31,
                                                        1998            1997           1996
                                                     -----------    ------------    -----------
                                                     (UNAUDITED)
ASSETS
Real estate, net...................................  $95,408,991    $ 95,442,840    $75,829,988
Cash and cash equivalents..........................    3,782,492       3,820,352      3,056,332
Restricted cash....................................      366,804         373,863        345,452
Other assets.......................................      371,879         541,694        191,997
                                                     -----------    ------------    -----------
          Total assets.............................  $99,930,166    $100,178,749    $79,423,769
                                                     ===========    ============    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued expenses............  $   623,222    $    704,791    $   417,687
  Security deposits payable and other
     liabilities...................................      678,170         482,313        459,357
  Dividends payable................................    1,250,000       1,600,000        300,000
  Note payable under line of credit................   10,000,000      10,000,000             --
                                                     -----------    ------------    -----------
                                                      12,551,392      12,787,104      1,177,044
Shareholders' equity:
  Common stock:
     Class A, par value $.001 per share -- 950,000
       shares authorized, 89,886, 89,467 and 85,260
       subscribed, 89,886, 89,467 and 78,974 issued
       and outstanding at March 31, 1998 and
       December 31, 1997 and 1996, respectively....           90              89             85
     Class B, par value $.001 per share -- 50,000
       shares authorized, 25,000 shares issued and
       outstanding at March 31, 1998 and December
       31, 1997 and 1996...........................           25              25             25
Additional paid-in capital.........................   87,378,659      87,391,531     84,564,615
                                                     -----------    ------------    -----------
                                                      87,378,774      87,391,645     84,564,725
Subscriptions receivable, 6,286 shares subscribed,
  not issued at December 31, 1996..................           --              --     (6,318,000)
                                                     -----------    ------------    -----------
                                                      87,378,774      87,391,645     78,246,725
                                                     -----------    ------------    -----------
          Total liabilities and shareholders'
            equity.................................  $99,930,166    $100,178,749    $79,423,769
                                                     ===========    ============    ===========

                            See accompanying notes.
                                       F-3

                           MIG RESIDENTIAL REIT, INC.
                       CONSOLIDATED STATEMENTS OF INCOME

                                FOR THE THREE MONTH
                               PERIOD ENDED MARCH 31           FOR THE YEAR ENDED DECEMBER 31
                             --------------------------    ---------------------------------------
                                1998           1997           1997           1996          1995
                             -----------    -----------    -----------    ----------    ----------
                             (UNAUDITED)    (UNAUDITED)
Revenue:
  Rental...................  $3,634,489     $2,970,872     $13,583,335    $7,573,032    $2,730,693
  Interest.................      42,059         37,516         134,388        73,696       164,430
  Other....................     100,174        100,113         412,058       193,896        53,422
                             ----------     ----------     -----------    ----------    ----------
                              3,776,722      3,108,501      14,129,781     7,840,624     2,948,545
Expenses:
  Depreciation.............     595,672        476,013       2,244,944     1,169,248       390,378
  Real estate taxes and
     insurance.............     387,111        312,481       1,474,995       793,965       318,626
  Salaries and employee
     benefits..............     383,781        326,463       1,488,730       727,493       261,135
  Management fees, related
     parties...............     235,470        226,790         959,293       602,733       212,863
  Repairs and
     maintenance...........     394,739        185,283       1,095,876       599,986       175,396
  Utilities................     178,742        160,037         722,229       311,708        99,321
  Professional fees........     382,082         53,895         273,196       146,837        49,808
  Interest.................     196,231         74,477         712,238            --            --
  Other....................     226,588        206,736       1,013,476       471,827       179,884
                             ----------     ----------     -----------    ----------    ----------
                              2,980,416      2,022,175       9,984,977     4,823,797     1,687,411
                             ----------     ----------     -----------    ----------    ----------
Net income.................  $  796,306     $1,086,326     $ 4,144,804    $3,016,827    $1,261,134
                             ==========     ==========     ===========    ==========    ==========

                            See accompanying notes.
                                       F-4

                           MIG RESIDENTIAL REIT, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                  COMMON STOCK
                        ---------------------------------
                            CLASS A           CLASS B       ADDITIONAL
                        ---------------   ---------------     PAID-IN      RETAINED     SUBSCRIPTIONS
                        SHARES   AMOUNT   SHARES   AMOUNT     CAPITAL      EARNINGS      RECEIVABLE        TOTAL
                        ------   ------   ------   ------   -----------   -----------   -------------   -----------
Balance at January 1,
  1995................  32,500    $33         --    $--     $32,499,967   $   (21,376)  $(32,500,000)   $   (21,376)
  Common stock
    subscribed........  47,100     47         --     --      47,099,953            --    (47,100,000)            --
  Contributions from
    subscribing
    shareholders......      --     --         --     --              --            --     34,154,000     34,154,000
  Net income..........      --     --         --     --              --     1,261,134             --      1,261,134
  Proceeds from
    issuance of common
    stock.............     196     --     25,000     25         220,798            --             --        220,823
  Distributions to
    shareholders......      --     --         --     --              --    (1,231,624)            --     (1,231,624)
                        ------    ---     ------    ---     -----------   -----------   ------------    -----------
Balance at December
  31, 1995............  79,796     80     25,000     25      79,820,718         8,134    (45,446,000)    34,382,957
  Common stock
    subscribed........   4,922      5         --     --       4,999,995            --     (5,000,000)            --
  Contributions from
    subscribing
    shareholders......      --     --         --     --              --            --     44,128,000     44,128,000
  Net income..........      --     --         --     --              --     3,016,827             --      3,016,827
  Proceeds from
    issuance of common
    stock.............     542     --         --     --         552,876            --             --        552,876
  Dividends
    declared..........      --     --         --     --        (808,974)   (3,024,961)            --     (3,833,935)
                        ------    ---     ------    ---     -----------   -----------   ------------    -----------
Balance at December
  31, 1996............  85,260     85     25,000     25      84,564,615            --     (6,318,000)    78,246,725
  Common stock
    subscribed........   3,060      3         --     --       3,114,997            --     (3,115,000)            --
  Contributions from
    subscribing
    shareholders......      --     --         --     --              --            --      9,433,000      9,433,000
  Net income..........      --     --         --     --              --     4,144,804             --      4,144,804
  Proceeds from
    issuance of common
    stock.............   1,147      1         --     --       1,187,115            --             --      1,187,116
  Dividends
    declared..........      --     --         --     --      (1,475,196)   (4,144,804)            --     (5,620,000)
                        ------    ---     ------    ---     -----------   -----------   ------------    -----------
Balance at December
  31, 1997............  89,467     89     25,000     25      87,391,531            --             --     87,391,645
  Net income
    (unaudited).......      --     --         --     --              --       796,306             --        796,306
  Proceeds from
    issuance of common
    stock
    (unaudited).......     419      1         --     --         440,823            --             --        440,823
  Dividends declared
    (unaudited).......      --     --         --     --        (453,694)     (796,306)            --     (1,250,000)
                        ------    ---     ------    ---     -----------   -----------   ------------    -----------
Balance at March 31,
  1998 (Unaudited)....  89,886    $90     25,000    $25     $87,378,659   $        --   $         --    $87,378,774
                        ======    ===     ======    ===     ===========   ===========   ============    ===========

                             See accompanying notes
                                       F-5

                           MIG RESIDENTIAL REIT, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               FOR THE THREE MONTH
                              PERIOD ENDED MARCH 31           FOR THE YEARS ENDED DECEMBER 31
                            --------------------------   ------------------------------------------
                               1998           1997           1997           1996           1995
                            -----------   ------------   ------------   ------------   ------------
                            (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income................  $   796,306   $  1,086,326   $  4,144,804   $  3,016,827   $  1,261,134
Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
  Depreciation............      595,672        476,013      2,244,944      1,169,248        390,378
  Changes in operating
     assets and
     liabilities:
     Restricted cash......        7,058        (76,926)       (28,411)      (175,326)      (170,126)
     Other assets.........      169,814       (183,781)      (349,697)       (78,662)      (102,280)
     Accounts payable and
       accrued expenses...      (81,569)      (135,736)       287,104         64,083        353,604
     Security deposits
       payable and other
       liabilities........      195,857        355,571         22,956        143,868        166,058
                            -----------   ------------   ------------   ------------   ------------
Net cash provided by
  operating activities....    1,683,138      1,521,567      6,321,700      4,140,038      1,898,768

INVESTING ACTIVITIES
Acquisition of operating
  real estate.............           --    (20,417,364)   (20,386,593)   (42,752,360)   (33,381,756)
Payments for land and
  building improvements
  and furniture and
  equipment...............     (561,821)      (164,400)    (1,471,203)      (783,928)      (354,570)
                            -----------   ------------   ------------   ------------   ------------
Net cash used in investing
  activities..............     (561,821)   (20,581,764)   (21,857,796)   (43,536,288)   (33,736,326)

FINANCING ACTIVITIES
Contributions from
  subscribing
  shareholders............           --      2,584,000      9,433,000     44,128,000     34,154,000
Proceeds from issuance of
  common stock............      440,823        210,858      1,187,116        552,876        220,823
Dividends paid to
  shareholders............   (1,600,000)      (775,000)    (4,320,000)    (3,533,935)    (1,231,524)
Proceeds from line of
  credit..................           --     16,850,000     16,850,000             --             --
Repayments on line of
  credit..................           --             --     (6,850,000)            --             --
                            -----------   ------------   ------------   ------------   ------------
Net cash provided by
  financing activities....   (1,159,177)    18,869,858     16,300,116     41,146,941     33,143,199
                            -----------   ------------   ------------   ------------   ------------
Increase (decrease) in
  cash and cash
  equivalents.............      (37,860)      (190,439)       764,020      1,750,691      1,305,641
Cash and cash equivalents
  at beginning of
  period..................    3,820,352      3,056,332      3,056,332      1,305,641             --
                            -----------   ------------   ------------   ------------   ------------
Cash and cash equivalents
  at end of period........  $ 3,782,492   $  2,865,893   $  3,820,352   $  3,056,332   $  1,305,641
                            ===========   ============   ============   ============   ============

                               FOR THE THREE MONTH
                              PERIOD ENDED MARCH 31           FOR THE YEARS ENDED DECEMBER 31
                            --------------------------   ------------------------------------------
                               1998           1997           1997           1996           1995
                            -----------   ------------   ------------   ------------   ------------
                            (UNAUDITED)   (UNAUDITED)
SUPPLEMENTAL CASH FLOW
  INFORMATION
Cash paid for interest....  $   184,856   $     74,477   $    680,808   $         --   $         --
                            ===========   ============   ============   ============   ============
SUPPLEMENTAL DISCLOSURE OF
  NONCASH INVESTING AND
  FINANCING ACTIVITIES
Accrued but unpaid
  dividends...............  $ 1,250,000   $    795,000   $  1,600,000   $    300,000   $         --
                            ===========   ============   ============   ============   ============

---------------

     The consolidated statement of cash flows for the year ended December 31, 1995 excludes the effects of certain noncash investing activities relating to work holdbacks pursuant to certain purchase agreements, totaling $117,000, which are included in the cost of real estate acquired and security deposits payable and other liabilities in the consolidated balance sheet at December 31, 1995.


                            See accompanying notes.

                           MIG RESIDENTIAL REIT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     MIG Residential REIT, Inc. (the Company) is a corporation organized in May 1993 under the laws of the State of Maryland for the purpose of acquiring and managing a real estate portfolio consisting principally of operating residential apartment complexes throughout the United States. The Company has entered into an agreement with MIG Realty Advisors, Inc. (MIGRA), an entity affiliated with the Company by means of common management, which functions as its investment advisor.

  Consolidation Policy

     The consolidated financial statements include the accounts of the Company and eight entities which own operating residential apartment complexes, as discussed in Note 2. The Company has a 100% ownership interest in each of these entities. All significant transactions and accounts between the Company and the investee entities have been eliminated in consolidation.

  Unaudited Financial Information

     The accompanying unaudited consolidated financial statements as of March 31, 1998 and 1997 have been prepared by the Company's management in accordance with generally accepted accounting principles for interim financial information and applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three month period ended March 31, 1998 and 1997 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included herein for the year ended December 31, 1997.

  Real Estate

     Real estate is carried at cost.

     Costs directly related to the acquisition, renovation or improvement of real estate are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions are expensed at the time the acquisition is abandoned.

     Repairs and maintenance are expensed as incurred.

     The Company provides for depreciation using the straight-line method. Buildings and improvements are being depreciated over their estimated useful lives of 40 years. Land improvements, and furniture and equipment are depreciated over their estimated useful lives which range from five to seven years.

  Cash and Cash Equivalents and Restricted Cash

     Cash and cash equivalents and restricted cash include demand deposit accounts and other highly liquid investments with original maturity dates at date of purchase of three months or less. The Company minimizes its credit risk associated with cash and cash equivalents and restricted cash by utilizing high credit quality financial institutions.

     Restricted cash consists principally of cash restricted for the repayment of tenant security deposits.

  Leasing Activities

     Rental income consists of lease payments earned from tenants under lease agreements with terms of one year or less. Rental income is recorded on the accrual method of accounting for financial reporting and tax purposes.

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Costs directly related to the leasing of rental units, including commissions, are expensed as incurred.

  Advertising Costs

     The Company expenses advertising costs as incurred. Advertising costs included in other expenses in the consolidated statements of income for the year ended December 31, 1997, 1996 and 1995 total approximately $408,000, $127,000 and $40,000, respectively.

  Income Taxes

     The Company has elected to be taxed as a real estate investment trust
(REIT) under the Internal Revenue Code (the IRC) of 1986, as amended. As a REIT, the Company generally is taxed as a C corporation, the primary differences being that the Company will be allowed a deduction from taxable income for dividends paid to shareholders, and an excise tax may be imposed in the event dividend distributions are insufficient in any fiscal year. Accordingly, no provision has been made for federal or state income taxes in the accompanying consolidated financial statements.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Fair Values of Financial Instruments

     The carrying amounts of cash and cash equivalents and restricted cash approximates fair value. The carrying amount of note payable under the line of credit, which bears interest at a variable rate (see Note 3), also approximates fair value.

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  REAL ESTATE

     The Company's investments as of December 31, 1997 consist of the following:

                                                                                 DATE PROPERTY
    ENTITY NAME                    NATURE (LOCATION) OF PROPERTY                    ACQUIRED
    -----------             --------------------------------------------         --------------
MIG REIT/                   Morgan Place Apartments, 186-unit                    March 1995
  Morgan Place,             residential apartment complex constructed in
  Inc.                      1989 (Atlanta, Georgia)
MIG REIT/Annen              Annen Woods Apartments, 132- unit                    April 1995
  Woods, Inc.               residential apartment complex constructed in
                            1987 (Pikesville, Maryland)
MIG Peachtree               Peachtree Apartments, 156-unit residential           August 1995
  Corporation               apartment complex constructed in 1989
                            (Chesterfield, Missouri)
MIG Fleetwood, Ltd.         The Fleetwood Apartments, 104-unit                   September 1995
                            residential apartment complex constructed in
                            1993 (Houston, Texas)
MIG REIT Falls,             Windsor Falls Apartments, 276-unit                   March, 1996
  L.L.C                     residential apartment complex constructed in
                            1994 (Raleigh, North Carolina)
MIG 20th & Campbell         20th & Campbell Apartments, 204-unit                 July 1996
  Corporation               residential apartment complex constructed in
                            1989 (Phoenix, Arizona)
MIG Desert Oasis            Desert Oasis Apartments, 320-unit                    December 1996
  Corporation               residential apartment complex constructed in
                            1990 (Palm Desert, California)
MIG Hampton                 Hampton Point Apartments, 352-unit                   February, 1997
  Corporation               residential apartment complex constructed in
                            1986 (Silver Spring, Maryland)

     The following summarizes the net capitalized cost of the Company's investments in operating real estate through the entities listed above at December 31:

                                                                 1997           1996
                                                              -----------    -----------
Morgan Place Apartments.....................................  $ 9,590,710    $ 9,760,659
Annen Woods Apartments......................................    8,235,534      8,288,591
Peachtree Apartments........................................    8,618,887      8,725,625
The Fleetwood Apartments....................................    6,352,652      6,486,269
Windsor Falls Apartments....................................   16,292,184     16,622,844
20th & Campbell Apartments..................................   12,393,041     12,463,876
Desert Oasis Apartments.....................................   13,282,864     13,482,124
Hampton Point Apartments....................................   20,676,968             --
                                                              -----------    -----------
                                                              $95,442,840    $75,829,988
                                                              ===========    ===========

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Operating real estate held for income production and long-term appreciation at December 31 consists of the following:

                                                                 1997           1996
                                                              -----------    -----------
Land........................................................  $15,758,229    $13,409,065
Land improvements...........................................      245,645        153,190
Buildings and improvements..................................   81,495,608     63,085,222
Furniture and equipment.....................................    1,747,928        742,137
                                                              -----------    -----------
                                                               99,247,410     77,389,614
Accumulated depreciation....................................   (3,804,570)    (1,559,626)
                                                              -----------    -----------
                                                              $95,442,840    $75,829,988
                                                              ===========    ===========

3.  NOTE PAYABLE UNDER LINE OF CREDIT

     During 1997, the Company entered into a revolving line-of-credit agreement (the "LOC") with a bank which provides unsecured maximum aggregate borrowings equal to the lesser of $20,000,000 or 25% of the aggregate value of the Properties, as defined. Under the terms of the LOC, the Company is required to maintain a compensating balance of not less than an annual average of $3,000,000 in depository accounts with the bank during the term of the LOC in support of both outstanding borrowings and the assurance of future credit availability.

     Advances under the LOC bear interest at the prime rate minus 1.00% or LIBOR plus 1.25%, as elected by the Company for each Interest Period, as defined. Interest is payable monthly. The effective rate at December 31, 1997 is 7.21%. The Company is also charged a standby fee of .05% of the average of the maximum loan amount not drawn in each quarter during the term. Interest and standby fees paid on the above debt totaled approximately $693,000 for the year ended December 31, 1997.

     Outstanding principal amounts under the LOC are payable in three equal semiannual payments beginning on the first day of the 16th month following the advance date. The minimum annual maturity of advances under the LOC as of December 31, 1997 are: 1998 -- $1,233,000; 1999 -- $6,666,666; 2000 --
$2,100,334. Generally, advances under the LOC may be prepaid at any time prior to maturity without penalty. On February 19, 2000, all outstanding advances become due and payable, including interest accrued thereon.

4.  DIVIDENDS

     The Company's current policy is to declare and pay dividends to shareholders based upon funds from operations and aggregating annually at least 95% of its taxable income.

     For federal income tax purposes, dividends declared and paid totaled approximately 133%, 127% and 100% of taxable income for the years ended December 31, 1997, 1996 and 1995, respectively.

     In determining taxable income, costs incurred are capitalized or expensed in accordance with the treatment appropriate for federal income tax purposes rather than in accordance with generally accepted accounting principles (GAAP). The principal differences between taxable income and net income relate to methods used to calculate and capitalize acquisition and start-up costs, the useful lives used to depreciate such costs and the recognition of revenue and expense for certain items which are temporarily deferred under GAAP.

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The reconciliation of net income to taxable income for the year ended December 31 is as follows:

                                                           1997          1996          1995
                                                        ----------    ----------    ----------
Net income............................................  $4,144,804    $3,016,827    $1,261,134
Book over (under) tax depreciation....................     104,640       (25,186)       (5,138)
Prepaid expenses......................................     (36,118)       12,869       (22,213)
Amortization of capitalized start-up costs............      (8,574)       (6,486)       (6,486)
Deferred rental income and other, net.................      23,374        22,142         4,327
                                                        ----------    ----------    ----------
Taxable income........................................  $4,228,126    $3,020,166    $1,231,624
                                                        ==========    ==========    ==========

     The Company's federal income tax returns are subject to examination by taxing authorities. Because the application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts reported in the income tax returns could be changed at a later date upon final determinations by taxing authorities.

5.  SHAREHOLDERS' EQUITY

  Ownership Restrictions

     For the Company to continue to qualify as a REIT under the IRC, as amended, not more than 50% in value of its outstanding capital shares may be owned by five or fewer individuals at any time during the last half of the Company's taxable year. For this purpose, pursuant to the Omnibus Budget Reconciliation Act of 1993, a pension plan qualifying under IRC Section 401(a) is not considered an individual shareholder, rather each beneficiary of the pension plan is considered to own a proportionate amount of the Company's shares held by the pension plan. The Company's Articles of Incorporation restrict the beneficial ownership of the Company's outstanding shares by an individual, or individuals acting as a group, to 9.9% in value of the Company's outstanding shares. The purpose of this provision is to assist in protecting and preserving the Company's REIT status.

     Common shares owned by an individual or group of individuals in excess of these limits are subject to redemption by the Company. The provision does not apply where a majority of the Board of Directors, in its sole discretion, waives such restriction after determining that the eligibility of the Company to continue qualifying as a REIT for federal income tax purposes will not be jeopardized or the disqualification of the Company as a REIT is advantageous to the shareholders.

  Capital Calls

     During 1997, 1996 and 1995, capital calls aggregating $9,433,000, $44,128,000 and $34,154,000, respectively, were made to the subscribing shareholders of the Company, the proceeds of which have been received.

  Redemption

     At the discretion of the Board of Directors of the Company, the Class B common stock may be redeemed in whole by the Company, at any time, upon at least 15 days prior written notice to the holders of record and upon paying to the holders of record cash equal to the net asset value of the shares, as defined, plus all declared and unpaid dividends.

                           MIG RESIDENTIAL REIT, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  MANAGEMENT FEES

     In September 1994, the Company entered into an agreement with MIGRA, an entity affiliated with the Company by means of common management, to provide investment advisory services (the Advisor Agreement), including both strategic and day-to-day management of the Company.

     The Advisor Agreement requires the Company to pay MIGRA a quarterly asset management fee equal to 7% of cash available for distribution, as defined. During 1997, 1996 and 1995, the Company incurred asset management fee expense of approximately $419,000, $297,000 and $102,000, respectively, and paid asset management fees of approximately $417,000, $242,000 and $58,000, respectively, pursuant to the Advisor Agreement. Included in accounts payable and accrued expenses at December 31, 1997 and 1996 are accrued but unpaid asset management fees of approximately $101,000 and $99,000, respectively.

     The Advisor Agreement also stipulates that MIGRA is entitled to receive an acquisition fee equal to .75% of the cost of real estate acquired, as defined, upon the closing of each property acquired by the Company or its subsidiaries. Acquisition fees paid to MIGRA and capitalized in the basis of the real estate of the properties acquired during 1997 and 1996, totaled approximately $152,000 and $319,000, respectively.

     In addition to the asset management fee and acquisition fees, the Advisor Agreement also entitles MIGRA to receive an incentive management fee equal to 10% of the difference between the net sales proceeds resulting from the disposition of an investment and the amount necessary at the time of disposition to provide the Company with an annual 4% real rate of return over the holding period of the investment, as defined.

     The Advisor Agreement shall continue to be effective through the liquidation and termination of the Company unless earlier terminated upon the vote of 66 2/3% of the aggregate voting power of the then outstanding shares of common stock of the Company.

     Each of the Company's consolidated entities had property management agreements with MIG Management Services (MMS), an entity affiliated by means of common ownership. The agreements entitle MMS to a monthly fee equal to the lesser of (a) prevailing market rates, or (b) 4% of gross receipts, as defined, for performance of property management services. During 1997, 1996 and 1995, the Company incurred property management fee expense of approximately $540,000, $306,000 and $111,000, respectively, and paid property management fees of approximately $569,000, $293,000 and $95,000, respectively.

7.  CONTINGENCIES

     The Company is subject to environmental regulations related to the ownership, operation and acquisition of real estate. As part of its due diligence procedures, the Company has conducted environmental assessments on each property prior to acquisition. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's consolidated financial position or results of operations.

8.  SUBSEQUENT EVENT

     On January 28, 1998, the Company entered into agreements to sell all of its real estate assets to Associated Estates Realty Corporation (AERC). The aggregate sale price is $108,500,000, consisting of a combination of cash and AERC common shares. Among other things, the sale agreements provide for an increase of the aggregate sale price up to approximately 6% contingent upon the trading prices of AERC's common shares, as defined. Upon consummation of the sale, management of the Company anticipate that the proceeds will be used to settle any remaining liabilities of the Company, including its obligation under the LOC, and the balance will be distributed to its shareholders. Thereafter, it is anticipated that management will commence the liquidation and dissolution of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders
MIG Companies

     We have audited the accompanying combined balance sheet of MIG Companies (the Company) as described in Note 1 as of December 31, 1997, and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the combined financial position of MIG Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

West Palm Beach, Florida
February 20, 1998

                                 MIG COMPANIES
                            COMBINED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                      MARCH 31,     --------------------------
                                                        1998           1997           1996
                                                     -----------    -----------    -----------
                                                     (UNAUDITED)                   (UNAUDITED)
ASSETS
Cash and cash equivalents..........................  $    49,713    $   237,433    $   401,830
Construction loans receivable, net of allowance for
  loan losses and unamortized loan fees of
  $28,951..........................................           --             --      2,251,099
Funds held in escrow...............................    4,691,686      4,359,947      6,394,102
Due from affiliates................................    2,430,577      2,888,469      1,063,842
Due from shareholders..............................      719,669
Management and servicing fees receivable...........           --             --             --
Other receivables..................................    1,463,077      1,317,256      1,515,588
Other receivables -- affiliates....................           --        103,443             --
Investment in unconsolidated entities..............        3,594             --        134,836
Property and equipment:
  Furniture and equipment..........................    1,861,507      1,871,321      1,790,459
  Leasehold improvements...........................       25,041         27,926         27,926
                                                     -----------    -----------    -----------
                                                       1,886,548      1,899,247      1,818,385
  Less accumulated depreciation and amortization...   (1,506,053)    (1,482,979)    (1,318,217)
                                                     -----------    -----------    -----------
                                                         380,495        416,268        500,168
Prepaid expenses and other assets..................      456,212        437,730        456,271
                                                     -----------    -----------    -----------
          Total assets.............................  $10,195,023    $ 9,760,546    $12,717,736
                                                     ===========    ===========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Construction loans payable.......................  $        --    $        --    $ 1,207,390
  Construction loans payable to affiliates.........           --             --      1,072,661
  Escrow funds payable.............................    4,691,552      4,359,646      6,396,919
  Lines of credit..................................    1,111,000        610,000          1,000
  Accounts payable and accrued expenses............    1,901,691      2,167,348      1,883,896
  Accrued interest payable.........................           --             --         17,148
  Due to affiliates................................      744,366        263,185         11,665
  Due to shareholders..............................      313,020             --             --
  Deficit capital balances of unconsolidated
     general partnership interests.................       86,059         82,515         55,738
                                                     -----------    -----------    -----------
                                                       8,847,688      7,482,694     10,646,417
Minority interests.................................     (133,066)       168,970        386,634
Shareholders' equity:
  Common stock.....................................       19,085         19,085         19,085
  Additional paid-in capital.......................      656,094        656,094        656,094
  Notes and other amounts due from shareholders....           --             --     (2,561,417)
  Retained earnings................................      805,222      1,433,703      3,570,923
                                                     -----------    -----------    -----------
                                                       1,480,401      2,108,882      1,684,685
                                                     -----------    -----------    -----------
          Total liabilities and shareholders'
            equity.................................  $10,195,023    $ 9,760,546    $12,717,736
                                                     ===========    ===========    ===========

                            See accompanying notes.
                                      F-15

                                 MIG COMPANIES
                       COMBINED STATEMENTS OF OPERATIONS

                                 FOR THE THREE MONTH
                                PERIOD ENDED MARCH 31            FOR THE YEAR ENDED DECEMBER 31
                              --------------------------    ----------------------------------------
                                 1998           1997           1997          1996           1995
                              -----------    -----------    ----------    -----------    -----------
                              (UNAUDITED)    (UNAUDITED)                  (UNAUDITED)    (UNAUDITED)
Revenue:
  Acquisition, management
     and disposition fees
     from affiliates........  $  438,847     $  612,463     $2,640,721    $3,514,614     $3,508,085
  Acquisition, management
     and disposition fees...   1,274,110      1,641,098      6,461,682     5,827,709      3,446,588
  Servicing and
     administrative fees....     223,723        322,343      1,098,043     1,592,130      2,025,363
  Interest..................      16,461         51,819         42,982       442,708        859,836
  Origination fees..........          --             --             --       142,085        574,398
  Other.....................      29,588         65,120        380,245       458,923        619,358
                              ----------     ----------     ----------    ----------     ----------
                               1,982,729      2,692,843     10,623,673    11,978,169     11,033,628
Expenses:
  Salaries, wages and
     employee benefits......   1,491,724      1,546,973      6,775,119     7,352,906      6,793,253
  Interest..................      17,712                       244,901       274,329        655,654
  Travel, meetings and
     seminars...............      96,340        186,327        612,045       905,402        849,453
  Occupancy.................     176,029        194,052        744,163       766,953        708,502
  Professional fees.........     189,214        224,048        691,517       513,176        546,162
  Stationery, postage and
     office supplies........      49,087         71,293        229,599       338,640        335,282
  Depreciation and
     amortization...........      41,883         42,403        166,382       185,175        341,454
  Utilities.................      38,550         49,890        177,466       219,678        183,722
  Insurance.................      62,545         57,176        231,257       213,563        173,592
  Costs associated with
     reorganization plan....     423,411             --      1,290,777            --             --
  Other.....................     125,105        134,132        687,485       574,257        459,303
                              ----------     ----------     ----------    ----------     ----------
                               2,711,600      2,505,294     11,850,711    11,344,079     11,046,377
                              ----------     ----------     ----------    ----------     ----------
(Loss) income before equity
  in net income of
  unconsolidated entities and
  minority interests in net
  loss (income) of consolidated
  subsidiaries..............    (728,871)       186,549     (1,227,038)      634,090        (12,749)
Equity in net income of
  unconsolidated entities...       6,050        270,361         73,235        49,212        319,732
Minority interests in net
  loss (income) of
  consolidated
  subsidiaries..............      94,341         24,657        206,145      (102,133)         9,465
                              ----------     ----------     ----------    ----------     ----------
Net (loss) income...........  $ (628,480)    $  481,567     $ (947,658)   $  581,169     $  316,448
                              ==========     ==========     ==========    ==========     ==========

                            See accompanying notes.
                                      F-16

                                 MIG COMPANIES
                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                    NOTES AND
                                                                                      OTHER
                                      ADDITIONAL                                     AMOUNTS           TOTAL
                           COMMON      PAID-IN       RETAINED                        DUE FROM      SHAREHOLDERS'
                            STOCK      CAPITAL       EARNINGS     DISTRIBUTIONS    SHAREHOLDERS       EQUITY
                           ------     ----------     --------     -------------    ------------    -------------
Balance at January 1,
  1995 (unaudited).......  $   85      $648,889     $2,673,306     $        --     $(1,144,005)     $2,178,275
Net income (unaudited)...      --            --        316,448              --              --         316,448
Issuance of common stock
  (unaudited)............  17,000            --             --              --              --          17,000
Accrued preferential
  returns (unaudited)....      --         2,891             --              --              --           2,891
Additions to notes and
  other amounts due from
  shareholders
  (unaudited)............      --            --             --              --        (806,104)       (806,104)
                           -------     --------     ----------     -----------     -----------      ----------
Balance at December 31,
  1995 (unaudited).......  17,085       651,780      2,989,754              --      (1,950,109)      1,708,510
Net income (unaudited)...      --            --        581,169              --              --         581,169
Issuance of stock
  (unaudited)............   2,000            --             --              --              --           2,000
Accrued preferential
  returns (unaudited)....      --         4,314             --              --              --           4,314
Additions to notes and
  other amounts due from
  shareholders
  (unaudited)............      --            --             --              --        (611,308)       (611,308)
                           -------     --------     ----------     -----------     -----------      ----------
Balance at December 31,
  1996 (unaudited).......  19,085       656,094      3,570,923              --      (2,561,417)      1,684,685
Net loss.................      --            --       (947,658)             --              --        (947,658)
Distributions............      --            --             --      (1,189,562)      1,189,562              --
Repayments to notes and
  other amounts due from
  shareholders...........      --            --             --              --       1,371,855       1,371,855
                           -------     --------     ----------     -----------     -----------      ----------
Balance at December 31,
  1997...................  19,085       656,094      2,623,265      (1,189,562)             --       2,108,882
Net loss (unaudited).....      --            --       (628,480)             --              --        (628,480)
                           -------     --------     ----------     -----------     -----------      ----------
Balance at March 31, 1998
  (unaudited)............  $19,085     $656,094     $1,994,784     $(1,189,562)    $        --      $1,480,401
                           =======     ========     ==========     ===========     ===========      ==========

                            See accompanying notes.
                                      F-17

                                 MIG COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                             FOR THE THREE MONTH
                                            PERIOD ENDED MARCH 31          FOR THE YEAR ENDED DECEMBER 31
                                          -------------------------   -----------------------------------------
                                             1998          1997          1997           1996           1995
                                          -----------   -----------   -----------   ------------   ------------
                                          (UNAUDITED)   (UNAUDITED)                 (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) or income....................   $(628,480)   $   481,567   $  (947,658)  $    581,169   $    316,448
Adjustments to reconcile net loss to net
  cash (used in) provided by operating
  activities:
Depreciation and amortization...........      41,893         42,403       166,382        185,175        341,454
Net deferred loan fees capitalized......          --             --            --        (23,663)       (53,842)
Provision for bad debts -- affiliate....       8,256             --       170,280             --             --
Equity in net income of unconsolidated
  entities..............................      (6,050)      (270,361)      (73,235)       (49,212)      (319,732)
Minority interests in net (loss) income
  of consolidated subsidiaries..........     (94,341)       (24,657)     (206,145)       102,133         (9,465)
Other...................................                                  (24,075)        29,617        (67,769)
Changes in operating assets and
  liabilities:
  Funds held in escrow..................    (331,739)       923,766     2,034,155     (2,252,437)    (2,896,440)
  Due from affiliates...................    (477,727)    (1,367,791)   (1,994,907)      (433,152)       (59,751)
  Notes and other amounts due from
    shareholders........................          --             --            --        (59,000)        38,000
  Other receivables.....................     (42,378)      (157,820)       80,462       (633,742)      (921,935)
  Accrued interest receivable...........          --             --        14,425         12,030         52,574
  Prepaid expenses and other assets.....     (17,600)       (45,709)       18,541        (39,379)       149,158
  Escrow funds payable..................     331,906       (920,840)   (2,037,273)     2,253,970      2,895,787
  Due to affiliates.....................     481,181        805,055       251,520             --             --
  Due to shareholder....................     313,020             --            --             --             --
  Accounts payable and accrued
    expenses............................    (265,657)      (712,809)      283,452        624,530        316,113
  Accrued interest payable..............          --        (17,148)      (17,148)       (14,097)       (64,398)
                                           ---------    -----------   -----------   ------------   ------------
Net cash (used in) provided by operating
  activities............................    (687,716)    (1,264,344)   (2,281,222)       283,942       (283,798)
INVESTING ACTIVITIES
Purchase of property and equipment......      (7,004)       (38,760)      (87,358)      (188,475)      (211,781)
Construction loan commitments funds.....          --             --            --     (9,838,236)   (19,420,262)
Principal collected on construction
  loans receivable......................          --             --            --     11,974,430     26,984,006
Loans to shareholders...................          --             --            --       (618,142)      (978,670)
Distributions from unconsolidated
  entities..............................       6,000        234,848       234,848         24,272        592,793
Contribution to unconsolidated
  entities..............................          --             --            --             --         (5,199)
Principal collected due from
  shareholders..........................          --             --     1,371,855             --             --
                                           ---------    -----------   -----------   ------------   ------------
Net cash provided by investing
  activities............................      (1,004)       196,088     1,519,345      1,353,849      6,960,887
FINANCING ACTIVITIES
Proceeds from construction loan
  borrowings............................          --             --            --      9,919,616     18,757,226
Payments on construction loan payable...          --             --            --    (11,974,430)   (26,352,276)
Proceeds from lines of credit...........     501,000      1,665,560     2,911,972      6,783,611      5,608,410
Repayments on lines of credit...........          --       (958,857)   (2,302,972)    (6,786,161)    (5,771,527)
Distributions to minority interests.....          --             --       (11,520)       (17,520)       (68,400)
                                           ---------    -----------   -----------   ------------   ------------
Net cash provided by (used in) financing
  activities............................     501,000        706,703       597,480     (2,074,884)    (7,826,567)
                                           ---------    -----------   -----------   ------------   ------------
Decrease in cash and cash equivalents...    (187,720)      (361,553)     (164,397)      (437,093)    (1,149,478)
Cash and cash equivalents at beginning
  of year...............................     237,433        401,830       401,830        838,923      1,988,401
                                           ---------    -----------   -----------   ------------   ------------
Cash and cash equivalents at end of
  year..................................   $  49,713    $    40,277   $   237,433   $    401,830   $    838,923
                                           =========    ===========   ===========   ============   ============

                                 MIG COMPANIES
                 COMBINED STATEMENTS OF CASH FLOWS -- CONTINUED

SUPPLEMENTAL CASH FLOW INFORMATION

     Interest paid for the year ended December 31, 1997 was $4,300, $288,426 (unaudited) in 1996 and $720,052 (unaudited) in 1995. Income taxes paid for the year ended 1995 were $11,013 (unaudited).

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

     During 1997, the Company recorded a noncash distribution of approximately $1,190,000 with a corresponding reduction in due from affiliates.

     During 1997, the Company transferred the construction loans receivable and payable to an affiliate totaling approximately $2,300,000.

     In 1995, the Company exchanged a receivable for management fees of $352,540 (unaudited) for an investment in an unconsolidated entity of the same amount.

     During 1996, the Company recorded a non cash contribution from a minority interest of approximately $238,000 (unaudited). In connection therewith, the Company recorded an increase in minority interest and a corresponding reduction in due to affiliates.

                            See accompanying notes.
                                      F-19

                                 MIG COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

  Organization and Combination Policy

     The combined financial statements include the accounts of MIG Realty Advisors, Inc. ("MIGRA") and its consolidated investee partnerships and the accounts of MIG Management Services ("MMS"), a group of 19 corporations, which are affiliated with MIGRA through common ownership.

     The combined financial statements have been prepared as a result of the pending acquisition of MIGRA and MMS by Associated Estates Realty Corporation ("AERC").

     The accompanying unaudited financial statements as of March 31, 1998 and 1997 and December 31, 1996 and 1995 have been prepared by the Company's management in accordance with generally accepted accounting principles for interim financial information and applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the three month period ended March 31, 1998 and 1997 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included herein for the year ended December 31, 1997.

     MIGRA is registered with the U.S. Securities and Exchange Commission as an investment advisor to corporate and municipal pension systems. The Company has a 75% managing general partner interest in Mortgage Investors Group, Ltd. (MIG Ltd.), a Florida limited partnership. In addition to its controlling ownership interest, MIGRA has control over the operating and financial policies of MIG Ltd. and is, therefore, deemed to have control over the partnership. Accordingly, the accounts of MIG Ltd. have been consolidated with MIGRA in the accompanying combined financial statements and all significant intercompany balances and transactions have been eliminated in consolidation. MIG Ltd. is a registered investment advisor and also functions as a mortgage banker and as a real estate advisor to municipal pension systems. MIG Ltd. recognizes revenue primarily from real estate acquisition and disposition, loan origination and consultation, debt servicing, asset management and construction lending activities. MIG Ltd. earns the majority of its debt servicing fee revenue from two of its pension fund clients.

     MIGRA also has a 40% interest as a general partner in Stonemark Investor Services (Stonemark), a general partnership. The other general partner of Stonemark is an unrelated entity, MIGRA, under the terms of the partnership arrangement, controls the operating and financial policies of Stonemark and is, therefore, deemed to have control over the partnership. Accordingly, the accounts of Stonemark have been consolidated with MIGRA in the accompanying combined financial statements and al significant intercompany balances and transactions have been eliminated in consolidation.

     MIG Realty, Inc., an entity related to MIGRA by means of common ownership, is a 10% general partner in MIG Ltd. The limited partner is an unrelated corporation.

     MIGRA owns a one percent general partner interest in Mortgage Investors Fund I Limited Partnership ("MIF I"), Mortgage Investors Fund II Limited Partnership ("MIF II") and Mortgage Investors Self Storage I Limited Partnership ("Storage"). In addition to its ownership interest, MIGRA functions as the real estate investment advisor to MIF I, MIF II and Storage (the Partnerships). As a result of MIGRA's noncontrolling ownership interest as well as the limited partners ability to determine the operational and

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

financial policies of the Partnerships, MIGRA accounts for its investment in the Partnerships under the equity method of accounting.

     The corporations which comprise MMS corporations are as follows: MIG Management Services of Florida Inc., MIG Management of Georgia Inc., MIG Management Services of Pennsylvania Inc., MIG Management Services of Maryland Inc., MIG Management Services of Virginia Inc., MIG Management Services of North Carolina Inc., MIG Management Services of Michigan Inc., MIG Management Services of Texas Inc., MIG Management Services of Illinois Inc., MIG Management Services of Ohio Inc., MIG Management Services of Minnesota Inc., MIG Management Services of Oklahoma, Inc., MIG Management Services of Missouri Inc., MIG Management Services of California Inc., MIG Management Services of Washington Inc., MIG Management Services of Arizona Inc., MIG Management Services of Colorado Inc., MIG Management Services of New Mexico Inc., and MIG Management Services of Utah Inc. These corporations primarily provide property management services to owners of multifamily properties.

     MIGRA and its consolidated partnerships and MMS are collectively referred to hereinafter in these combined financial statements as MIG Companies or the Company. All significant intercompany transactions and balances have been eliminated upon combination.

  Property and Equipment

     Property and equipment is stated at cost. Depreciation of furniture and equipment is provided using the straight-line method over the estimated useful lives of the assets. Asset lives range from three to five years. Leasehold improvements are being amortized over the shorter of the estimated useful lives of the assets or the life of the related leases using the straight-line method.

  Income taxes

     MIGRA and MMS operate as subchapter S corporations under the Internal Revenue Code. MIG Ltd. and Stonemark are each partnerships. The shareholders of MIGRA and MMS and the partners of MIG Ltd. and Stonemark include in their own income tax returns the income or loss of MIGRA, MIG Ltd., Stonemark and MMS, respectively. Accordingly, none of these entities in the combined financial statements are subject to income taxes and no income tax provision has been provided in the accompanying combined financial statements.

  Revenue Recognition

     Acquisition, management and disposition fees from affiliates, interest income and other fees are recognized when the related services are performed and the earnings process is complete. Servicing fee income, related to loans serviced on behalf of the municipal pension systems, is recognized when earned.

  Cash and Cash Equivalents

     For purposes of the combined statement of cash flows, cash and cash equivalents include demand deposit accounts and securities purchased from financial institutions under agreements to resell with original maturity dates of three months or less when purchased. The Company minimizes the credit risk associated with cash and cash equivalents by placing its temporary cash investments with high credit quality financial institutions and by investing in temporary cash investments which mature in 90 days.

  Income and Expense Allocations

     The Company's shareholders, through common ownership and/or management, control several affiliated companies. At the discretion of management and the shareholders of the Company and its affiliated companies, certain items of income have been allocated to affiliates based on their estimates of the value of the services rendered by the affiliates. In addition, certain items of expense have been allocated to affiliates

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

based on their estimates of the expenses incurred by the affiliates. Accordingly, the accompanying combined financial statements do not necessarily represent the financial position or results of operations that would result if the Company operated on an autonomous basis.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2.  FUNDS HELD IN ESCROW

     The majority of escrow funds shown on the combined balance sheet as funds held in escrow and as escrow funds payable represent funds held by the Company primarily for the payment of operating expenses associated with properties managed by the Company on behalf of its pension fund clients.

3.  PENSION AND PROFIT SHARING PLAN AND OTHER

     The Company has a 401(k) plan which allows participants to make tax-deferred contributions to several alternative investment funds. The Company is also permitted to contribute an amount determined at the discretion of the Board of Directors to the 401(k) plan. The Company made contributions of $17,000 to this plan during 1997.

     Effective January 1, 1995, the Company terminated its defined contribution pension plan (the Plan) for eligible employees. In connection therewith, the Company paid its liability to the Plan of approximately $108,000 (unaudited) in September 1995.

4.  LINES OF CREDIT

     Available lines of credit and amounts outstanding at December 31, 1997 are as follows:

Unsecured line of credit ($500,000 maximum) payable to a
  bank, interest accrues at prime (8.5% at December 31,
  1997), expires on June 30, 1998...........................  $219,000
Unsecured line of credit ($500,000 maximum) payable to a
  bank, interest accrues at prime (8.5% at December 31,
  1997), expires on June 30, 1998...........................   391,000
Line of credit ($500,000 maximum) payable to a bank,
  interest accrues at prime plus 1% (9.5% at December 31,
  1997), expires on October 31, 1998, secured by life
  insurance policies on certain shareholders of MIG Ltd.'s
  general partners and all furniture and equipment of MIG
  Ltd.......................................................        --
Line of credit ($500,000 maximum) payable to a bank,
  interest accrues at prime plus 2%(10.50% at December 31,
  1997), expires on May 31, 2000, secured by life insurance
  policies on certain shareholders of MIG Ltd.'s general
  partners..................................................        --
                                                              --------
                                                              $610,000
                                                              ========

5.  LEASES

     The Company occupies certain facilities under long-term leases. These leases generally are renewable and provide for the payment of real estate taxes and certain other occupancy expenses. The lease for one facility provides for escalations based on changes in the Consumer Price Index. In addition, the Company leases office equipment from an entity owned by an existing and a former shareholder of the Company and leases office space from an entity affiliated with the Company by means of common management.

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

     Minimum rental commitments under these noncancelable operating leases at December 31, 1997 are as follows:

                                                             FACILITIES    EQUIPMENT     TOTAL
                                                             ----------    ---------    --------
Year ending December 31, 1998..............................   $358,657     $ 50,726     $409,383
  1999.....................................................    252,546       30,958      283,504
  2000.....................................................     27,008       25,883       52,891
                                                              --------     --------     --------
                                                              $638,211     $107,567     $745,778
                                                              ========     ========     ========

     Rent expense for the year ended December 31, 1997 was approximately $575,000 including approximately $27,000 incurred on the related party leases.

6.  OTHER RELATED PARTY TRANSACTIONS

     The Company had approximately $425,000, $2,429,000 (unaudited) and $1,873,000 (unaudited) in unsecured notes receivable from shareholders at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. The notes bear interest at the prime rate (8.5% at December 31, 1997) and are payable on demand. There was approximately $10,000, $136,000 (unaudited) and $77,000 (unaudited) in accrued interest related to these notes at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. Interest of $60,000, $126,000 (unaudited) and $103,000 (unaudited) related to these notes was included in income during 1997, 1996 and 1995, respectively. Based on historical practices, some or all of the notes receivable and accrued interest due from shareholders could be distributed to the shareholders at a future date. Accordingly, these notes and other amounts due from shareholders are included in shareholders' equity on the combined statements of shareholders' equity for the year ended December 31, 1996 and 1995.

     The Company had approximately $274,000 in notes payable to a shareholder at December 31, 1997. The notes bear interest at 10% and are payable on demand. There was approximately $23,000 in accrued interest related to these notes at December 31, 1997. Interest of $23,000 related to these notes was included in expense during 1997. Amounts are shown net in 1997 and are included in due from affiliates on the accompanying balance sheet.

     The Company had approximately $2,900,000 and $1,064,000 (unaudited) of advances due from entities affiliated by means of common ownership or management at December 31, 1997 and 1996, respectively. These amounts are included in due from affiliates and officer on the combined balance sheets. The amounts due from entities affiliated by means of common ownership or management bear no interest and have no stated repayment terms. The amount due from an officer of the Company (approximately $324,000 (unaudited) at December 31, 1996 bears interest at the prime rate (8.25% at December 31, 1996) and is payable on demand. Netted against due from affiliates and other is approximately $671,000 (unaudited) of amounts due to certain affiliates under common control at December 31, 1996. These amounts are non-interest bearing and have no stated repayment terms.

     The Company had approximately $260,000 and $12,000 (unaudited) of amounts due to certain affiliates under common control at December 31, 1997 and 1996, respectively. These amounts are non-interest bearing and have no stated repayment terms. In addition, the Company paid expenses of approximately $170,000 on behalf of an affiliate for which it received no reimbursement. The Company received expense reimbursements of $104,000 (unaudited) during 1996 and 1995 from affiliates for expenses incurred by the Company on behalf of the affiliates. These reimbursements are included in other revenue on the accompanying combined statements of operations.

     During 1997, a majority shareholder sold his stock in MIGRA, MMS and other affiliates to an existing shareholder. As part of the separation, the Company entered into a severance agreement whereby the former shareholder would receive certain benefits over a three year period. The total costs of this severance package is approximately $1,200,000 and is included in salaries, wages and employee benefits on the accompanying

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

combined statement of operations. In addition, the Company incurred approximately $400,000 related to severance agreements associated with other employees which is included in salaries, wages and employee benefits on the accompanying combined statement of operations.

     The Company had construction loans payable to the shareholder of a minority interest limited partner in MIG Ltd. of approximately $1,073,000 (unaudited) and $3,314,000, (unaudited) and approximately $7,000 (unaudited) in related accrued interest at December 31, 1996. Interest related to these loans of approximately $117,000 (unaudited) and $328,000 (unaudited) was incurred during 1996 and 1995, respectively. These amounts are included in construction loans payable to affiliates on the combined balance sheet.

     The Company earned approximately $700,000, $881,000 (unaudited) and $1,197,000 (unaudited) in servicing fee revenue from affiliates during 1997, 1996 and 1995, respectively.

7.  YEAR 2000 (UNAUDITED)

     The Company has assessed its computer system's ability to function properly with respect to the dates in the year 2000 and thereafter. The Company does not believe that the cost of ensuring its systems are year 2000 compliant will be significant or that the year 2000 issue will pose significant operational problems.

8.  COSTS ASSOCIATED WITH REORGANIZATION PLAN

     During 1997, the Company incurred substantial costs associated with the planned formation of a real estate investment trust. Upon completing the necessary research and analyses, the plan was subsequently abandoned. Also, during 1997, the Company incurred substantial costs associated with the proposed acquisition of MIGRA by AERC. The costs associated with these activities totaling approximately $1,291,000 have been charged to expense in the accompanying combined statement of operations.

9.  SHAREHOLDERS' EQUITY

     The combined shareholders' equity at December 31, 1997 consists of the following:

                                                            MIGRA         MMS         TOTAL
                                                          ----------    --------    ----------
Common stock............................................  $       85    $ 19,000    $   19,085
Additional paid-in capital..............................     656,094          --       656,094
Retained earnings.......................................   1,323,016     110,687     1,433,703
                                                          ----------    --------    ----------
                                                          $1,979,195    $129,687    $2,108,882
                                                          ==========    ========    ==========

     The combined shareholders' equity at December 31, 1996 consists of the following:

                                                           MIGRA           MMS           TOTAL
                                                        -----------    -----------    -----------
                                                        (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Common stock..........................................  $        85     $ 19,000      $    19,085
Additional paid-in capital............................      656,094           --          656,094
Notes and other amounts due from shareholders.........   (2,561,417)          --       (2,561,417)
Retained earnings.....................................    3,460,235      110,688        3,570,923
                                                        -----------     --------      -----------
                                                        $ 1,554,997     $129,688      $ 1,684,685
                                                        ===========     ========      ===========

     The common stock of MIGRA and each of the 19 MMS corporations has a par value of $1 per share. MIGRA has authorized the issuance of 7,500 shares of its common stock and 85 shares are issued and outstanding at December 31, 1997. Each of the 19 MMS corporations have authorized the issuance of 1,000

                                 MIG COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

shares of their common stock, all of which have been issued and are outstanding at December 31, 1997 and 1996.

10.  SUBSEQUENT EVENT

     On January 28, 1998, the shareholders entered into agreements to sell all the Company to AERC, an unrelated third party in exchange for cash and common shares.

                    PRO FORMA SELECTED FINANCIAL INFORMATION
                     ASSOCIATED ESTATES REALTY CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET

                                 MARCH 31, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

     The following unaudited pro forma condensed balance sheet is presented as if the following transactions had occurred on March 31, 1998: (i) the proposed acquisition of 20th and Campbell Apartments, Annen Woods Apartments, Desert Oasis Apartments, Fleetwood Apartments, Hampton Point Apartments, Morgan Place Apartments, Peachtree Apartments and Windsor Falls Apartments (collectively, the MIG REIT Properties), (ii) the proposed merger with MIGRA and the assignment of the property management operations of its affiliates, (iii) the issuance of a $20.0 million medium term note on April 9, 1998 and (iv) the proposed acquisition of the two Developments. The merger with MIGRA was conditioned upon the acquisition by the Company of properties managed by, or owned by, advisory clients of MIGRA. The Developments are owned in part, by partnerships whose partners include the shareholders of MIGRA. The MIG REIT Properties are managed by, and the owners advised by, MIGRA. Included in the Company's March 31, 1998 balance sheet are four properties acquired in February 1998, namely the MRT Properties (three properties), which were acquired in contemplation of both the acquisition of the MIG REIT Properties and the merger with MIGRA, and Country Club Apartments.

     Such pro forma information is based upon the historical unaudited consolidated balance sheet of the Company as of March 31, 1998, giving effect to the transactions described above. This pro forma condensed balance sheet should be read in conjunction with the pro forma condensed statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the quarter ended March 31, 1998 and the MIG REIT and MIG Companies financial statements included elsewhere in this Form 8-K. This unaudited pro forma condensed balance sheet is not necessarily indicative of what the actual financial position of the Company would have been at March 31, 1998 had the transactions described above been consummated on that date, nor does it purport to represent the future financial position of the Company.

                     ASSOCIATED ESTATES REALTY CORPORATION

                 PRO FORMA CONDENSED BALANCE SHEET (CONTINUED)

                             (DOLLARS IN THOUSANDS)

                                                                     PRO FORMA ADJUSTMENTS
                                                                          (UNAUDITED)
                                                              ------------------------------------
                                                                 (a)          (b)      MERGER AND       COMPANY
                                                  COMPANY      MIG REIT       MIG      ACQUISITION     PRO FORMA
                                                 HISTORICAL   PROPERTIES   COMPANIES   ADJUSTMENTS    (UNAUDITED)
                                                 ----------   ----------   ---------   -----------    -----------
ASSETS
  Real estate and other fixed assets (net).....   $594,172     $ 95,409     $   380     $ 13,458(a)     $766,152
                                                                                           6,000(b)
                                                                                          56,733(c)
  Cash and cash equivalents....................      1,640        3,782          50       (3,782)(a)       1,690
  Receivables and other assets.................     26,971          372       5,073         (372)(a)      28,894
                                                                                          (3,150)(b)
  Restricted cash..............................      4,804          367       4,692         (367)(a)       9,496
  Intangible assets............................         --           --          --        6,406(b)        6,406
                                                  --------     --------     -------     --------        --------
                                                  $627,587     $ 99,930     $10,195     $ 74,926        $812,638
                                                  ========     ========     =======     ========        ========
LIABILITIES
  Secured debt.................................   $ 72,514     $     --     $    --     $     --        $ 72,514
  Unsecured debt...............................    322,368       10,000       1,111      (10,000)(a)     379,541
                                                                                          11,100(a)
                                                                                           2,000(b)
                                                                                          42,962(c)
                                                                                          20,000(d)
                                                                                         (20,000)(d)
  Other liabilities............................     44,009        2,551       7,651       (2,184)(a)      50,970
                                                                                          (1,057)(b)
  Accumulated losses of equity investees in
    excess of investment and advances..........     12,488           --          86           --          12,574
                                                  --------     --------     -------     --------        --------
                                                   451,379       12,551       8,848       42,821         515,599
  Minority interests...........................         --           --        (133)         133(b)           --
                                                                                          13,771(c)       13,771
SHAREHOLDERS' EQUITY
  Class A cumulative preferred shares..........     56,250           --          --           --          56,250
  Common shares................................      1,707            1          19           (1)(a)       2,260
                                                                                             512(a)
                                                                                             (19)(b)
                                                                                              41(b)
  Paid in capital..............................    171,589       87,378         656      (87,378)(a)     278,096
                                                                                          96,888(a)
                                                                                            (656)(b)
                                                                                           9,619(b)
  Retained earnings............................         --           --         805         (805)(b)          --
  Accumulated dividends in excess of net
    income.....................................    (53,338)          --          --           --         (53,338)
                                                  --------     --------     -------     --------        --------
                                                   176,208       87,379       1,480       18,201         283,268
                                                  --------     --------     -------     --------        --------
                                                  $627,587     $ 99,930     $10,195     $ 74,926        $812,638
                                                  ========     ========     =======     ========        ========

                     ASSOCIATED ESTATES REALTY CORPORATION

                   NOTES TO PRO FORMA CONDENSED BALANCE SHEET

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) MIG REIT PROPERTIES

     The Company has entered into a contract to acquire the MIG REIT Properties for an aggregate purchase price of $108.5 million with up to approximately $11.1 million payable in cash, the final amount determined at the discretion of the sellers, and the balance due in common shares of the Company. The number of common shares of the Company given as consideration is determined with reference to the average common share price, determined for the twenty day period prior to the transaction's closing date [see note
     (iii) below]. For purposes of this pro forma presentation, it is assumed $11.1 million is paid in cash [see note (ii) below], and the balance paid in common shares. The following table represents the purchase price allocation and the resultant summarized balance sheet at date of purchase.

Purchase Price..............................................    $108,500
  Elimination of Historical Net Assets (i):
     Common shares..........................................          (1)
     Paid in capital........................................     (87,378)
     Add adjustments for assets not acquired:
       Cash and cash equivalents............................       3,782
       Receivables and other assets.........................         372
       Restricted cash......................................         367
     Less adjustments for liabilities not assumed:
       Unsecured debt.......................................     (10,000)
       Other liabilities, net...............................      (2,184)
                                                                --------
  Adjustment to historical cost of real estate assets
     acquired...............................................    $ 13,458
                                                                ========
Purchase price provided by:
  Line of Credit borrowings (ii)............................    $ 11,100
  Issuance of 5,171,395 Common Shares (iii):
     Common shares..........................................         517
     Paid in capital........................................      96,883
                                                                --------
                                                                  97,400
                                                                --------
                                                                $108,500
                                                                ========
A summarized balance sheet of the MIG REIT Properties, after purchase price allocation, is as follows:
  Real estate assets (iv)...................................    $108,867
  Liabilities assumed.......................................        (367)
                                                                --------
  Consideration exchanged...................................    $108,500
                                                                ========

---------------

         (i) The acquisition represents the purchase of the real estate assets of the MIG REIT Properties.

         (ii) Represents the utilization of the Line of Credit to finance a portion of the acquisition.

        (iii) Represents the issuance of 5,171,395 of the Company's no par value common shares (stated value of $.10 per share). The MIG REIT Properties' purchase agreements provide that the number of common shares issued will be subject to adjustment to the extent the Closing Date Price, as defined, is less than or greater than the Execution Date Price, as defined. The number of common shares assumed to be issued has been determined by reference to an amount of $18.83 per share, which is the average closing price for the 20 trading days immediately preceding June 23, 1998. The final number of common shares to be issued will not be known until the date the transaction is consummated.

         (iv) Excludes allocation of purchase price from the MIGRA merger as described in (b) (iii).

                     ASSOCIATED ESTATES REALTY CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(b) MIG COMPANIES

    The Company has entered into a merger agreement with MIGRA for total consideration, including estimated transaction costs, of $11.6 million. The following table represents the purchase price allocation and the resultant summarized balance sheet at the date of purchase.

Purchase Price, including costs of acquisition..............    $ 11,660
  Elimination of Historical Net Assets (i):
     Common shares..........................................         (19)
     Paid in capital........................................        (656)
     Retained earnings......................................        (805)
     Add adjustment for assets not acquired:
       Receivables and other assets (ii)....................       3,150
     Less adjustment for net liabilities not assumed:
       Affiliate payables (ii)..............................      (1,057)
       Minority interests being acquired by the Company.....         133
                                                                --------
  Excess purchase price over historical book value of net
     assets acquired........................................    $ 12,406
                                                                ========
  Allocation of excess purchase price:
     Allocation to real estate assets (iii)
       MRT Properties (consummated February 3, 1998)........    $  2,100
       MIG REIT Properties..................................       3,900
     Allocation to intangible assets (iv)...................       6,406
                                                                --------
                                                                $ 12,406
                                                                ========
Purchase price provided by:
  Line of credit (v)........................................    $  2,000
  Issuance of 408,318 common shares Common shares...........          41
     Paid in capital........................................       9,619
                                                                --------
                                                                   9,660
                                                                --------
                                                                $ 11,660(vi)
                                                                ========
A summarized balance sheet of the MIG Companies after
 purchase price allocation is as follows:
  Real estate assets (iii)..................................    $  6,380
  Cash and cash equivalents.................................          50
  Restricted cash...........................................       4,692
  Receivables...............................................       1,923
  Intangible assets.........................................       6,406
  Liabilities assumed.......................................      (7,791)
                                                                --------
  Consideration exchanged...................................    $ 11,660
                                                                ========

---------------

      (i) Represents the elimination of historical equity balances consistent with the utilization of the purchase method of accounting.

      (ii) Represents the elimination of the MIG Companies' affiliate receivables and payables as such amounts will be settled immediately prior to the merger with the net cash receipt distributed to the MIG Companies' shareholders prior to the consummation of the merger.

                     ASSOCIATED ESTATES REALTY CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     (iii) A portion of the purchase price for MIGRA includes amounts associated with the purchase of the three MRT Properties and the eight MIG REIT Properties (collectively, the "Properties"). The merger with MIGRA is contingent upon MIGRA providing a certain minimum amount of suitable properties for the Company to acquire. MIGRA, in its capacity as investment advisor to the Properties, presented them to the Company and had agreed to waive disposition fees otherwise payable to MIGRA by the property owners, in the event that the owners agreed to sell the Properties to the Company. Additionally, the purchase negotiations of the Properties occurred simultaneously with the negotiations of MIGRA and, in the case of the MIG REIT Properties, the closing is contingent upon the closing of the merger. MIGRA provides asset management and property management services to all of the Properties pursuant to the terms of certain management and advisory service contracts ("Contracts"). The revenue attributable to these Contracts had been considered by the Company in determining the value it is willing to pay for MIGRA. The amount allocated to the real estate assets acquired, and to be acquired, is based on estimates of the value of the incremental fees from these Properties that the Company will not obtain. The amount ultimately allocated to real estate assets is subject to further review and consummation of the transaction.

      (iv) The allocation to intangible assets is based upon management's preliminary estimates of the identifiable intangible assets acquired, including certain key employees and client lists, with the balance being assigned to goodwill. The preliminary allocation is approximately $3.2 million relating to identifiable intangible assets, with the remaining amount of $3.2 million being allocated to goodwill. The final allocation will be determined once the purchase price is finalized and upon management's completion of its review and valuation of the identifiable intangible assets. The ultimate effect of the aforementioned adjustments, if any, is not expected to be material to the Company's financial position.

       (v) Represents the assumed utilization of the Line of Credit to finance a portion of the acquisition of MIGRA.

      (vi) The merger provides for contingent consideration in a combination of cash or common shares of the Company of up to $9.5 million, none of which has been reflected in this pro forma presentation. Based upon the management contracts that the Company is aware will not be assigned by MIGRA at closing, the maximum contingent consideration, without regard to new contracts that may be provided by MIGRA, is $3.9 million, as of May 22, 1998, assuming a common share price of $23.63, the average closing price for the 20 trading days immediately preceding November 5, 1997, the date the original merger agreement was executed.

(c) DEVELOPMENTS

    Represents the purchase of the two Developments, which are under construction at March 31, 1998. Consideration assumed to be paid totals $56.7 million and is assumed to be provided by issuance of approximately $13.8 million in operating partnership units and proceeds of an estimated $42.9 million funded from a line of credit borrowing, the terms of which are, as of June 22, 1998, being negotiated. The final purchase price of the Developments will not be known until consummation of the purchase at which time the number of operating partnership units issued will also be determined. The Company is in the process of renegotiating and amending its line of credit borrowings to increase the available facility from $100 million to $250 million. The Company believes this facility will be in place by June 29, 1998 and anticipates it to be a three-year commitment with interest at LIBOR plus 100 basis points. The facility will contain certain financial covenants. There is no assurance that the Company will be successful in its negotiations in obtaining this line of credit.

                     ASSOCIATED ESTATES REALTY CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following table represents the purchase price allocation and resultant summarized balance sheet at date of acquisition.

Purchase price..............................................    $ 56,733
                                                                ========
Purchase price provided by:
  Line of Credit (i)........................................    $ 42,962
  Issuance of 604,294 Operating Partnership Units (ii)......      13,771
                                                                --------
                                                                $ 56,733
                                                                ========
A summarized balance sheet of the Developments, after
  purchase price allocation, is as follows:
  Real estate assets........................................    $ 56,733
  Liabilities assumed.......................................         -0-
                                                                --------
  Consideration exchanged...................................    $ 56,733
                                                                ========

---------------

      (i) Represents the utilization of the Line of Credit to finance a portion of the acquisition. The agreement provides that certain Partners' interests can be purchased for cash. For purposes of this pro forma presentation, it is assumed that $3.5 million out of a maximum of $5.3 million of total cash consideration payable to the Developments' partners is paid in cash.

     (ii) Represents the issuance of 604,294 operating partnership units in consideration for the general partnership interests in the Developments. The Contribution Documents specify that a portion of the consideration payable in operating partnership units is fixed as to 324,882 units while, the balance of the operating partnership units assumed to be issued has been determined by reference to an amount of $19.01 per share, which is the average closing price for the 20 trading days immediately preceding May 26, 1998. The final number of operating partnership units will not be known until the date the transaction is consummated. As operating partnership units can be exchangeable, subject to certain conditions, into common shares of the Company, they are assumed to be issued at a price related to the common shares of the Company.

(d) Represents the issuance of the medium term note which occurred on April 9, 1998; the proceeds of which were utilized to repay borrowings under the line of credit.

                     ASSOCIATED ESTATES REALTY CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                    FOR THE PERIOD ENDED MARCH 31, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The unaudited pro forma condensed statement of operations for the period ended March 31, 1998 is presented as if the following transactions had occurred on January 1, 1997, (i) the acquisition by the Company of Country Club Apartments which occurred on February 19, 1998, (ii) the acquisition by the Company of the MRT Properties which occurred on February 3, 1998, (iii) the proposed acquisition of the MIG REIT Properties and the MIGRA Merger, including the assignment of the property management operations of its affiliates, as described herein and (iv) the issuance of a $20.0 million medium term note on April 9, 1998.

     The unaudited pro forma condensed statement of operations for the year ended December 31, 1997 is presented as if the following transactions had occurred on January 1, 1997, (i) the acquisition of the Gables at White River, Remington Place, Saw Mill Village and Hawthorne Hills Apartments as previously reported on the Company's Form 8-K/A-1 dated February 6, 1997, (ii) the offering of 1,750,000 common shares completed on July 2, 1997, (iii) the acquisition of Clinton Place Apartments and Spring Valley Apartments as previously reported on the Company's Form 8-K dated August 25, 1997 (together with the four acquisitions reported on the Company's Form 8-K/A-1 dated February 6, 1997, the "Previously Reported Acquisitions"), (iv) the acquisition or proposed acquisition, as the case may be, by the Company of Country Club Apartments, the MRT Properties, the MIG REIT Properties and the MIGRA Merger, including the assignment of the property management operations of its affiliates, as described herein, and (v) the issuance of a $20.0 million medium term note on April 9, 1998.

     The acquisition of the MRT Properties was made in contemplation of the acquisition of both the MIG REIT Properties and merger with MIGRA. The merger with MIGRA is conditioned upon the acquisition by the Company of certain properties managed by, or owned by, advisory clients of MIGRA. The MRT Properties and MIG REIT Properties are managed by, and their owners advised by, MIGRA. The remaining properties were acquired from unrelated third parties.

     This pro forma condensed statement of operations is based upon the historical results of operations of the Company for the period ended March 31,1998 and the year ended December 31, 1997 and should be read in conjunction with the pro forma condensed balance sheet of the Company set forth elsewhere herein and the historical financial statements and notes thereto of the Company included in the Company's Form 10-Q for the period ended March 31, 1998 and Form 10-K for the year ended December 31, 1997 and the Country Club Apartments Statement of Revenue and Certain Expenses, the MRT Properties Combined Statement of Revenue and Certain Expenses, the MIG REIT and the MIG Companies financial statements included elsewhere in this Form 8-K or in the Company's Form 8-K dated February 19, 1998.

     The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as previously set forth, nor does it purport to represent the results of operations of future periods of the Company.

                     ASSOCIATED ESTATES REALTY CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE PERIOD ENDED MARCH 31, 1998
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              PRO FORMA ADJUSTMENTS (UNAUDITED)
                                           -----------------------------------------------------------------------
                                              (a)          (b)          (c)          (c)       (d)       MERGER
                                                         COUNTRY        MIG                   MEDIUM       AND          COMPANY
                               COMPANY        MRT          CLUB         REIT         MIG       TERM    ACQUISITION     PRO FORMA
                              HISTORICAL   PROPERTIES   APARTMENTS   PROPERTIES   COMPANIES    NOTE    ADJUSTMENTS    (UNAUDITED)
                              ----------   ----------   ----------   ----------   ---------   ------   -----------    -----------
Revenues
  Rental....................   $29,105       $ 737         $290        $3,634      $   --      $ --      $    --        $33,766
  Painting services.........       349          --           --            --                    --           --            349
  Acquisition, management
    and disposition fees....       949          --           --            --       1,937        --         (309)(e)      2,180
                                                                                                            (397)(m)
  Interest..................       213          --           --            42          16        --                         271
  Other.....................        93          30            6           100          30        --           --            259
                               -------       -----         ----        ------      ------      ----      -------        -------
                                30,709         767          296         3,776       1,983        --         (706)        36,825
Expenses
  Property operating and
    maintenance expenses
    exclusive of
    depreciation and
    amortization............    12,302         328          121         1,344       1,769        --          267(f)      16,131
  Management fees, related
    parties.................        --          74           --           235          --        --         (309)(e)         --
  Depreciation -- real
    estate assets...........     4,925         184           66           596          --        --          319(g)       6,090
             -- other.......       192          --           --            --          --        --           --            192
  Amortization of deferred
    financing fees..........       197          --           --            --          42        --           --            239
  Amortization of intangible
    assets..................        --          --           --            --          --        --          160(h)         160
  Painting services.........       338          --           --            --          --        --           --            338
  General and
    administrative..........     1,834          --           --           382         342        --          (96)(i)      2,462
  Other expenses............        --          --           --           227         117        --           --            344
  Costs associated with
    reorganization plan.....        --          --           --           --          423        --           --            423
  Interest expense..........     6,432         391          134           196          18        15            9(j)       7,195
                               -------       -----         ----        ------      ------      ----      -------        -------
                                26,220         977          321         2,980       2,711        15          350         33,574
    Income (loss) from
      operations............     4,489        (210)         (25)          796        (728)      (15)      (1,056)         3,251
Minority interests in net
  loss of consolidated
  subsidiaries..............        --          --           --            --          94        --          (94)(k)         --
Equity in net income of
  joint ventures............        36          --           --            --           6        --           --             42
                               -------       -----         ----        ------      ------      ----      -------        -------
Income (loss) before
  extraordinary.............   $ 4,525       $(210)        $(25)       $  796      $ (628)     $(15)     $(1,150)       $ 3,293
                               =======       =====         ====        ======      ======      ====      =======        =======
Income before extraordinary
  items applicable to common
  shares....................     3,154                                                                                  $ 1,922
                               =======                                                                                  =======
Per share data:
  Income before
    extraordinary items per
    share -- basic and
    diluted.................   $   .18                                                                                  $  0.08
                               =======                                                                                  =======
  Weighted average number of
    shares -- basic.........    17,072                                                                                   22,652(l)
                               =======                                                                                  =======
          -- diluted........    17,075                                                                                   22,655(l)
                               =======                                                                                  =======

                     ASSOCIATED ESTATES REALTY CORPORATION

              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE PERIOD ENDED MARCH 31, 1998

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 (a) Represents the revenues and expenses of the MRT Properties for the period ended February 2, 1998. The MRT Properties were acquired by the Company on February 3, 1998.

     Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's unsecured bridge loan, as applicable, for the period ended February 2, 1998.

     Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings for the period ended February 2, 1998.

 (b) Represents the revenues and expenses of Country Club Apartments for the period ended February 18, 1998. Country Club Apartments was acquired by the Company on February 19, 1998.

     Interest expense assumes interest at the weighted average rate of the Company's Line of Credit for the period ended February 18, 1998.

     Depreciation expense reflects the pro forma depreciation charge utilizing the property's purchase price and an estimated useful life of 30 years for buildings for the period ended February 18, 1998.

 (c) Represents the respective historical statement of operations of the MIG REIT Properties and the MIG Companies (proposed purchase transactions) for the period ended March 31, 1998.

 (d) Reflects the increase in interest expense associated with the issuance of a medium term note which occurred on April 9, 1998 and was utilized to repay borrowings under the Line of Credit agreement. Interest expense is calculated at the stated rate, adjusted for offering costs, of the medium term note, reduced by the interest savings under the Line of Credit.

 (e) Decrease results from the elimination of management and advisory fees earned by the MIG Companies from the MRT and MIG REIT Properties as follows:

         MRT Properties......................................    $ 74
         MIG REIT Properties.................................     235
                                                                 ----
                                                                 $309
                                                                 ====

 (f) Charge for maintenance and repairs to conform the accounting policies of the acquired and proposed acquisition properties to those of the Company.

 (g) Represents the net increase in depreciation for real estate to be acquired as a result of recording the MIG REIT Properties at their respective purchase prices (which exceeds historical cost). Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets of approximately 30 years.

     Calculation of the pro forma adjustment of depreciation of real estate property for the period ended March 31, 1998:

         Depreciation expense based upon an estimated useful
               life of approximately 30 years....................    $915
         Less: Historic MIG REIT Properties depreciation of
               real estate property..............................     596
                                                                     ----
                                                                     $319
                                                                     ====

     Notes (a) and (b) describe depreciation of the other real estate acquisitions reflected in this pro forma presentation.

 (h) Reflects the amortization of the intangible assets, including goodwill, recognized from the MIGRA Merger. Intangible assets including key employees and client lists are being amortized over seven years,

                     ASSOCIATED ESTATES REALTY CORPORATION
     while the goodwill is being amortized over 13 years. The amounts allocated among the aforementioned intangible assets are based upon a preliminary purchase price and certain estimates. However, management believes that the impact of such adjustments, if any, will not be material.

 (i) Decrease results from the duplication of certain audit fees which will be reduced upon the purchase of the MIG REIT Properties.

 (j) Represents the net increase in interest expense incurred on funds borrowed under the Company's Line of Credit to finance the acquisition of the MIG REIT properties and the MIGRA Merger. Interest expense assumes interest at the weighted average rate of the Company's Line of Credit.

 (k) To eliminate the minority interests in the net loss of consolidated subsidiaries, which interests are being acquired by the Company.

 (l) Assumes shares issued in connection with the MIGRA Merger and the acquisition of the MIG REIT Properties occurred as of January 1, 1997. Common shares assumed to be issued in connection with the MIGRA Merger exclude the common shares whose issuance is contingent upon the satisfaction of certain conditions. Common shares assumed to be issued for the merger are 408,318. In addition, the 5.171 million common shares assumed to be issued for the acquisition of the MIG REIT Properties is subject to potential adjustment. [See note (a) (iii) of the pro forma balance sheet.] Also excludes operating partnership units issued in connection with the assumed purchase of the Developments which are, in certain circumstances and, at the option of the Company, exchangeable on a one-for-one basis into common shares of the Company. Such potential common shares are excluded from the per share presentation since the Developments are assumed to be acquired on March 31, 1998, and prior to that time, had limited or no operating history.

(m) The adjustment represents the revenue earned by MIGRA or its affiliates from the management contracts which the Company has been informed will not be available for assignment to the Company at the closing of the MIGRA Merger. No adjustment to the expenses was made since costs are not specifically identifiable to the contracts. There can be no assurance that the remaining contracts will be assigned to the Company at the closing of the MIGRA Merger.

                     ASSOCIATED ESTATES REALTY CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE PERIOD ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          PRO FORMA ADJUSTMENTS
                                                                               (UNAUDITED)
                                                     ---------------------------------------------------------------
                                                         (a)           (b)         (c)          (d)          (e)
                                                      PREVIOUSLY                              COUNTRY        MIG
                                         COMPANY       REPORTED     FOLLOW-ON      MRT          CLUB         REIT
                                        HISTORICAL   ACQUISITIONS   OFFERING    PROPERTIES   APARTMENTS   PROPERTIES
                                         --------       ------       -------     -------       ------      -------
Revenues
  Rental..............................   $101,640       $4,525       $    --     $ 8,086       $2,163      $13,584
  Painting services...................      1,664           --            --          --           --           --
  Acquisition, management and
    disposition fees..................      3,752           --            --          --           --           --
  Interest............................        926           --            --          --           --          134
  Other...............................        828           61            --         309           45          412
                                         --------       ------       -------     -------       ------      -------
                                          108,810        4,586            --       8,395        2,208       14,130
Expenses
  Property operating and maintenance
    expenses exclusive of depreciation
    and amortization..................     43,230        1,694            --       3,518          901        5,796
  Management fees, related parties....         --           --            --         334           --          959
  Depreciation -- real estate
    assets............................     17,926          945            --       2,003          482        2,245
             -- other.................        640           --            --          --           --           --
  Amortization of deferred financing
    fees..............................        700           --            --          --           --           --
  Amortization of intangible assets...         --           --            --          --           --           --
  Painting services...................      1,491           --            --          --           --           --
  Cost associated with abandoned
    projects..........................        310           --            --          --           --           --
  General and administrative..........      6,085           --            --          --           --          273
  Charge for unrecoverable funds
    advanced to non-owned properties
    and other.........................      1,764           --            --          --           --           --
  Costs associated with reorganization
    plan (k)..........................         --           --            --          --           --           --
  Interest expense....................     19,144        1,355        (1,883)      4,068        1,024          712
                                         --------       ------       -------     -------       ------      -------
                                           91,290        3,994        (1,883)      9,923        2,407        9,985
                                         --------       ------       -------     -------       ------      -------
    Income from operations............     17,520          592         1,883      (1,528)        (199)       4,145
Minority interests in net loss of
  consolidated subsidiaries...........         --           --            --          --           --           --
Gain on sale of land..................      1,608           --            --          --           --           --
Equity in net income of joint
  ventures............................        561           --            --          --           --           --
                                         --------       ------       -------     -------       ------      -------
Income (loss) before extraordinary
  items...............................   $ 19,689       $  592       $ 1,883     $(1,528)      $ (199)     $ 4,145
                                         ========       ======       =======     =======       ======      =======
Income before extraordinary items
  applicable to common shares.........   $ 14,205
                                         ========
Per share data:
  Income before extraordinary items
    per share -- basic and diluted....   $    .88
                                         ========
  Weighted average
    number of shares -- basic.........     16,200
                                         ========
                   -- diluted.........     16,222
                                         ========

                                           PRO FORMA ADJUSTMENTS
                                                (UNAUDITED)
                                        ---------------------------
                                           (e)        MERGER
                                                        AND           COMPANY
                                           MIG      ACQUISITION      PRO FORMA
                                        COMPANIES   ADJUSTMENTS      (unaudited)
                                         -------      -------        --------
Revenues
  Rental..............................   $    --      $    --        $129,998
  Painting services...................        --           --           1,664
  Acquisition, management and
    disposition fees..................     9,103       (1,293)  (f)     9,809
                                                       (1,753)  (n)
  Interest............................        43           --           1,103
  Other...............................     1,478           --           3,133
                                         -------      -------        --------
                                          10,624       (3,046)        145,707
Expenses
  Property operating and maintenance
    expenses exclusive of depreciation
    and amortization..................        --          372   (g)    55,511
  Management fees, related parties....        --       (1,293)  (f)        --
  Depreciation -- real estate
    assets............................        --        1,415   (h)    25,016
             -- other.................       166           --             806
  Amortization of deferred financing
    fees..............................        --           --    --       700
  Amortization of intangible assets...        --          641   (i)       641
  Painting services...................        --           --    --     1,491
  Cost associated with abandoned
    projects..........................        --           --             310
  General and administrative..........    10,149         (175)  (j)    16,332
  Charge for unrecoverable funds
    advanced to non-owned properties
    and other.........................        --           --           1,764
  Costs associated with reorganization
    plan (k)..........................     1,291           --           1,291
  Interest expense....................       245          (35)  (l)    24,630
                                         -------      -------        --------
                                          11,851          925         128,492
                                         -------      -------        --------
    Income from operations............    (1,227)      (3,971)         17,215
Minority interests in net loss of
  consolidated subsidiaries...........       206         (206)  (m)        --
Gain on sale of land..................        --           --           1,608
Equity in net income of joint
  ventures............................        73           --             634
                                         -------      -------        --------
Income (loss) before extraordinary
  items...............................   $  (948)     $(4,177)       $ 19,457
                                         =======      =======        ========
Income before extraordinary items
  applicable to common shares.........                               $ 13,973
                                                                     ========
Per share data:
  Income before extraordinary items
    per share -- basic and diluted....                               $    .62
                                                                     ========
  Weighted average
    number of shares -- basic.........                                 22,652  (o)
                                                                     ========
                   -- diluted.........                                 22,655  (o)
                                                                     ========

                     ASSOCIATED ESTATES REALTY CORPORATION
              NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE PERIOD ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 (a) Reflects the revenues and expenses of the Previously Reported Acquisitions for the period January 1, 1997 through the date of acquisition.

     Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's Line of Credit or Medium Term Notes, as applicable.

     Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings.

 (b) Represents the reduction of interest expense associated with the repayment of debt utilizing the proceeds of the 1.75 million Common Share offering completed on July 2, 1997 and the issuance of a $20 million medium term note issued on April 8, 1998.

 (c) Represents the revenues and expenses of the MRT Properties for the year ended December 31, 1997. The MRT Properties were acquired by the Company on February 3, 1998.

     Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's Line of Credit or unsecured term loan, as applicable.

     Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings.

 (d) Reflects the revenues and expenses of Country Club Apartments for the year ended December 31, 1997. Country Club Apartments was acquired by the Company on February 19, 1998.

     Interest expense assumes interest at the weighted average rate of the Company's Line of Credit.

     Depreciation expense reflects the pro forma depreciation charge utilizing the property's purchase price and an estimated useful life of 30 years for buildings.

 (e) Represents the respective historical statement of operations of the MIG REIT Properties and the MIG Companies (proposed purchase transactions) for the year ended December 31, 1997.

 (f) Decrease results from the elimination of management and advisory fees earned by the MIG Companies from the MRT and MIG REIT Properties as follows:

         MRT Properties....................................    $  334
         MIG REIT Properties...............................       959
                                                               ------
                                                               $1,293
                                                               ======

 (g) Charge for maintenance and repairs to conform the accounting policies of the acquired and proposed acquisition properties to those of the Company.

 (h) Represents the net increase in depreciation for real estate to be acquired as a result of recording the MIG REIT Properties at their respective purchase prices (which exceeds historical costs). Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets of approximately 30 years.

     Calculation of the pro forma adjustment of depreciation of real estate property for the year ended December 31, 1997:

         Depreciation expense based upon an estimated
           useful life of approximately 30 years...........    $3,660

         Less: Historic MIG REIT Properties depreciation of
           real estate property............................     2,245
                                                               ------
                                                               $1,415
                                                               ======

                     ASSOCIATED ESTATES REALTY CORPORATION
      NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS -- (CONTINUED)

      Notes (a), (c) and (d) describe depreciation of all other real estate acquisitions reflected in this pro forma presentation.

 (i) Reflects the amortization of the intangible assets, including goodwill, recognized from the MIGRA Merger. Intangible assets including key employees and client lists are being amortized over seven years, while goodwill is being amortized over 13 years. The amounts allocated among the aforementioned intangible assets are based upon a preliminary purchase price and certain estimates. However, management believes that the impact of such adjustments, if any, will not be material.

 (j) Decrease results from the duplication of directors' fees, directors and officers' insurance costs and certain audit fees which will be eliminated or reduced upon the purchase of the MIG REIT Properties.

 (k) Represents costs incurred by the MIG Companies associated with an abandoned financing and reorganization plan. Such costs are non-recurring.

 (l) Represents the net decrease in interest expense incurred on funds borrowed under the Company's Line of Credit to finance the acquisition of the MIG REIT Properties and the MIGRA Merger. Interest expense assumes interest at the weighted average rate of the Company's line of credit.

 (m) To eliminate the minority interests in the net loss of consolidated subsidiaries, which interests are being acquired by the Company.

 (n) The adjustment represents the revenue earned by MIGRA or its affiliates from the management contracts which the Company has been informed will not be available for assignment to the Company at the closing of the MIGRA Merger. No adjustment to the expenses was made since costs are not specifically identifiable to the contracts. There can be no assurance that the remaining contracts will be assigned to the Company at the closing of the MIGRA Merger.

 (o) Assumes 1.75 million shares issued in connection with the Common Share offering on July 2, 1997 and shares issued in connection with the MIGRA Merger and the acquisition of the MIG REIT Properties occurred as of January 1, 1997. Common shares assumed to be issued in connection with the MIGRA Merger exclude the common shares whose issuance is contingent upon the satisfaction of certain conditions. Common shares assumed to be issued for the merger are 408,318. In addition, the 5.171 million common shares assumed to be issued for the acquisition of the MIG REIT Properties is subject to potential adjustment. [See note (a.iii) of the pro forma balance sheet.] Also excludes operating partnership units issued in connection with the assumed purchase of the Developments which are, in certain circumstances and, at the option of the Company, exchangeable on a one-for-one basis into common shares of the Company. Such potential common shares are excluded from the per share presentation since the Developments are assumed to be acquired on March 31, 1998, and prior to that time, had limited or no operating history.

                    ASSOCIATED ESTIMATES REALTY CORPORATION
                 ESTIMATED TWELVE-MONTH PRO FORMA STATEMENT OF
           TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE

                                  (UNAUDITED)

     The following unaudited statement is a pro forma estimate for a twelve-month period of taxable income and funds available from operations of the Company. The unaudited pro forma statement is based on the Company's historical operating results for the year ended December 31, 1997 adjusted as if the following transactions had occurred on January 1, 1997; (i) the acquisition of the Gables at White River, Remington Place, Saw Mill Village and Hawthorne Hills Apartments as previously reported on the Company's Form
8-K/A-1 dated February 6, 1997, (ii) the offering of 1,750,000 common shares completed on July 2, 1997, (iii) the acquisition of Clinton Place Apartments and Spring Valley Apartments as previously reported on the Company's Form 8-K dated August 25, 1997 (together with the four acquisitions reported on the Company's Form 8-K/A-1 dated February 6, 1997, the "Previously Reported Acquisitions"), (iv) the acquisition or proposed acquisition, as the case may be, by the Company of Country Club Apartments, the MRT Properties, the MIG REIT Properties and the MIGRA Merger, including the assignment of the property management operations of its affiliates, and (v) the issuance of a $20.0 million medium term note on April 9, 1998.

     This estimated twelve-month pro forma statement of taxable net operating income and operating funds available is based upon the historical results of operations of the Company for the year ended December 31, 1997 and should be read in conjunction with the pro forma condensed balance sheet and the pro forma condensed statements of operations of the Company set forth elsewhere herein and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-K for the year ended December 31, 1997 and the Country Club Apartments Statement of Revenue and Certain Expenses and the MRT Properties Combined Statement of Revenue and Certain Expenses included in the Company's Form 8-K dated February 19, 1998 and the MIG Residential REIT, Inc. and the MIG Companies financial statements for the year ending December 31, 1997 included elsewhere in this report.


ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):

Historical earnings from operations, exclusive of
 depreciation and amortization (Note 1)                                    $ 34,494

Historical earnings (loss) from operations, exclusive of depreciation and amortization (Note 2)

  Previously reported acquisitions                                            1,537
  MRT Properties                                                                475
  Country Club Apartments                                                       283
  MIG REIT                                                                    6,390
  MIG Companies                                                                (782)
                                                                           --------
                                                                            42,397

Estimated tax basis depreciation and amortization (Note 3)

  AERC                                                                      (12,492)
  Previously Reported Acquisitions                                           (1,660)
  MRT Properties                                                             (1,482)
  Country Club Apartments                                                      (320)
  MIG REIT                                                                   (2,711)
  MIG Companies                                                                (166)
                                                                           --------

Pro Forma taxable operating income before dividends deduction                23,566
Estimated dividends deduction (Note 4)                                       42,138
                                                                           --------

                                                                           $(18,572)
                                                                           ========
Pro Forma taxable operating income                                         $     --
                                                                           ========

ESTIMATE OF PRO FORMA OPERATING FUNDS AVAILABLE (NOTE 5)
  (IN THOUSANDS):
Pro Forma taxable operating income before dividends deduction              $ 23,566
Add pro forma tax basis depreciation and amortization                        18,831
                                                                           --------

Estimate of pro forma operating funds available                            $ 42,397
                                                                           ========

Note 1 - The historical earnings from operations represents the Company's net income applicable to common shares as adjusted for depreciation and amortization for the year ended December 31, 1997 as reflected in the historical financial statements.

Note 2 - The historical earnings from operations represents the pro forma results of the Previously Reported Acquisitions, MRT Properties, Country Club Apartments, the MIG REIT and MIG Companies as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 1997 included elsewhere in this report.

Note 3 - The tax basis depreciation of the Company is based upon the original purchase price allocated to the buildings, equipment and personal property, depreciated on a straight-line basis over a 40-, 12-, and 10-year life, respectively.

Note 4 - Estimated dividends deduction is based on the estimated dividend rate of $1.86 per share. Shares outstanding, on a pro forma basis are 22,655.

Note 5 - Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.